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                                                                   EXHIBIT 10.23

                 AMENDED AND RESTATED CONSULTING AND FINANCIAL
                          ADVISORY SERVICES AGREEMENT


         This AMENDED AND RESTATED CONSULTING AND FINANCIAL ADVISORY SERVICES AGREEMENT (the "Agreement") is made and entered into this 24th day of September, 1997 (the "Execution Date"), by and between TransCoastal Marine Services, Inc., a Delaware corporation (the "Company") and J&D Capital Investments, L.C., a Nevada limited liability company (the "Consultant"), in order to amend and restate that certain Consulting and Financial Advisory Services Agreement entered into by and between Red Fox International, Inc., a Louisiana company and predecessor to the Company, and J&D Capital Investments, a general partnership and predecessor to Consultant.

                                    RECITALS

         The Company desires to acquire certain target companies engaged in providing offshore and marine construction, fabricating and related services to the oil and gas industry;

         The Company desires to engage Consultant to advise the Company with respect to identification of target companies, assistance in negotiating agreements for the acquisition of certain target companies, advice and analysis regarding the structure and financing of such acquisitions, and assistance in arranging such financing.

                                   AGREEMENT

         In consideration of the promises and covenants herein contained, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties to this Agreement agree as follows:

         1. Services to be Provided. Upon request by the Company, and in consultation with its executive officers, Consultant agrees to provide the following services:

         (i) Assist the Company in identifying target companies engaged in the business of pipeline construction, pipeline testing, pipeline construction and burial services, and fabrication and installation of offshore structures for the offshore oil and gas industry, provide the Company with advice and analysis regarding the structure of the acquisitions and provide advice and assistance regarding the acquisition of such companies,

         (ii) Provide financial advisory services to the Company with respect to mergers and acquisitions of target companies, including advice and analysis concerning the financial structure of the Company and assistance in identifying potential institutional financing sources, assistance in connection with the presentation of the Company to




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                 such sources and assistance in negotiating terms and
                 conditions of such financing; and

         (iii) Provide briefings, reports and presentations to the Company's management concerning its recommendations and the results of its assessments.

         2. Performance of Services. The parties agree that Consultant is acting only in the capacity of an advisor and consultant to the Company, and nothing herein shall be construed or deemed to create an employer-employee, joint venture, partnership or similar business relationship between the Company and Consultant. In each instance, Consultant will perform the consultation and advisory services described above at the specific request of the Company. Except as expressly provided by terms of this Agreement, any decision to proceed with any proposal or to act on any recommendation, any commitment to enter into any contract or obligation, and any election to hire or otherwise engage any person or firm in connection with this engagement, shall be at the sole discretion of the Company.

         3. Authorization of Consultant. Consultant covenants and agrees that:

         (a) it currently possesses and will maintain power and authority as required to conduct its business and provide the services contemplated herein, as well as all licenses, permits and other authorizations required to provide the services contemplated in this Agreement;

         (b) its execution and delivery of this Agreement and the performance of its obligations hereunder will not violate the provisions of any law or regulation applicable to Consultant, or the provisions of the order or decree of any court or other governmental entity with jurisdiction over Consultant or the subject activities;

         (c) its performance of all terms of this Agreement does not and will not breach any fiduciary duty or other obligation of Consultant with respect to any client or other person, whether arising under any law or regulation applicable to Consultant or pursuant to any agreement to which Consultant or any of its affiliates may be a party; and

         (d) it will observe and comply with all applicable laws and regulations in the performance of its services hereunder.

         4. Confidentiality. During the term of this Agreement and for five (5) years after its termination, all non-public information which the Company provides to Consultant as confidential information regarding the Company, its business operations, management, financial condition, business development strategy or objectives, shall be maintained by Consultant in strict confidence and shall be disclosed only as required by law.





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         5.      Compensation for Services.  In consideration of the
consultation and advisory services to be provided hereunder:

         (a) During the first year of this Agreement, the Company shall pay to Consultant an aggregate amount equal to $23,500 per month payable monthly (the "Consulting Fee"). In each subsequent year of this Agreement, the Company shall pay to Consultant an aggregate amount equal to the greater of (i) the Consulting Fee for the immediately preceding year or (ii) a Consulting Fee determined by the Board of Directors following an annual performance review.

         (b) Effective upon the successful completion of the initial public offering (the "IPO") of the common stock of the Company, par value $.001 ("Common Stock"), Consultant shall be granted an option to purchase a number of shares of Common Stock equal to $660,000 divided by the initial offering price per share of Common Stock at the IPO. The grant of such option shall be pursuant to the Non-Qualified Stock Option Agreement attached as Exhibit A hereto.

         (c) Consultant shall receive an annual cash performance bonus for the calendar year during the term of this Agreement to be determined according to the following procedure. The Board of Directors of the Company, or the Compensation Committee of the Board of Directors, if so authorized, shall establish specific annual performance goals for the Company and for Consultant with respect to each calendar year during the term of this Agreement commencing on January 1, 1998. Such goals shall be communicated to Consultant not later than the end of the first quarter of the applicable calendar year. At the end of each calendar year during the term of this Agreement, or within a reasonable time thereafter, the Board of Directors of the Company, or the Compensation Committee of the Board of Directors, if so authorized, shall review the actual performance of the Company and Consultant, giving due consideration to market and other developments outside of the control or influence of Consultant and the Company, and based upon the extent to which the applicable annual performance goals have been achieved, shall determine in its sole and absolute discretion, the amount of performance bonus payable to Consultant with respect to such year.

         6. Expenses. During the term hereof, the Company shall reimburse Consultant for all reasonable and necessary travel and other expenses incurred by Consultant in rendering services required under the terms of this Agreement.

         7. Term. This Agreement shall terminate on the date that is three (3) years from the Execution Date.





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         8.      Termination.

         (a)     This Agreement may be terminated by the Company upon:

                 (i) the willful, continued and unreasonable breach of this Agreement by Consultant after reasonable written notice and opportunity to cure such breach;

                 (ii) the conviction of Consultant, or a member thereof, of a crime involving moral turpitude by a court of competent jurisdiction as to which no further appeal can be taken;

                 (iii) the proven commission by Consultant of an act of fraud upon the Company;

                 (iv) the willful and proven misappropriation of any funds or property of the Company by Consultant; or

                 (v)      the dissolution of Consultant.

 Such termination shall be effective upon delivery of written notice to Consultant of the Company's election to terminate this Agreement under this
Section 8.

         (b)     This Agreement may be terminated by Consultant upon thirty
                 (30) days written notice to the Company.

         (c)     Upon the termination of this agreement as provided in this
                 Section 8, the Company's obligation to pay the Consulting Fee shall cease, provided, however, no such termination shall relieve the Company of the obligation to pay Consultant all amounts due for services rendered hereunder by Consultant prior to such termination.

         9. Binding Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their representatives, officers, successors-in-interest and assigns; provided, however, that the rights and duties of Consultant under this Agreement shall not be assigned without the prior approval of the Company.

         10. Entire Agreement; Amendment. This Agreement constitutes the full and complete agreement of the parties hereto with respect to the subject matter hereof and may be changed, modified or amended only by an instrument in writing executed by each of the parties hereto.





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         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement effective as of the date first above written.


                               TRANSCOASTAL MARINE SERVICES, INC.,
                               a Delaware corporation


                               By: /s/ BILL E. STALLWORTH
                                  ---------------------------------------------
                                   Bill E. Stallworth, Chief Executive Officer


                               J&D CAPITAL INVESTMENTS, L.C.
                               a Nevada limited liability company


                               By: /s/ G. DARCY KLUG
                                  ---------------------------------------------
                                   G. Darcy Klug, President





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